UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

NOVA MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1320 South Killian Drive
Lake Park, Florida		33403
(Address of principal executive offices)		(Zip Code)

(561) 420-0830
Registrant’s telephone number, including area code:

2903 1/2 Frank Gay Rd. Marcellus, New York 13108
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on June 20, 2013 when Biodynamic Molecular Technologies, LLC a privately held company organized in the State of Florida acquired from Clarent Services Corp. the former majority stockholder of the Company in a private transaction 25,000,000 restricted shares of common stock, par value $0.00001 per share of the Company.

The Company is not aware of any arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On June 20, 2013, Mr. Carmen J. Carbona presented to the Board of the Company a letter of resignation whereby he resigned from his positions as President, Chief Executive Officer and Chief Financial Officer of the Company and as the sole member of the Board and all other positions to which he has been assigned, regardless of whether Mr. Carbona served in such capacity, of the Company, effective on June 20, 2013.  Mr. Carbona’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Carbona’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c)           On June 20, 2013, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Carnen J. Carbona from his positions as an officer and director of the Company, and (ii) the appointment of Mr. Gary R. Smith, Mr. Manpreet Singh and Mr. Gary D. Alexander to the Board of Directors.

On June 20, 2013 the new Board of Directors of the Company elected  Mr. Gary R. Smith as its Chairman and appointed him as the Company's new Chief Executive Officer.  The Board further appointed Mr. Manpreet Singh, a member of the Board as its President and Chief Operating Officer, appointed Mr. Gary D. Alexander, a member of the Board as its Chief Financial Officer and Corporate Secretary and appointed Michael S. Alexamder as its Vice President of Corporate Finance.  The Board moved the Corporate offices from Marcellus, New York to 1320 South Killian Drive, in Lake Park, Florida.

Mr. Gary R. Smith is a corporate leader, manager, and consultant with extensive business experience in top management positions and more than three decades of operational experience as manager and CEO for leading automotive and auto finance organizations. He was President and CEO of First Choice Auto Finance and the Florida Finance Group in St. Petersburg, Florida for 20 years, and he spent another 7 years as President and CEO of Smart Choice Automotive Group, with over 3,000 employees, 5 divisions, and 30 locations statewide, including Eckler Corvette Industries. Mr. Smith was also President and CEO of Long Island Gaming, LLC in Freeport and Bay Shore, New York for 4 years. In 1991, at the age of 38, he was the youngest ever to be selected as The National Quality Dealer by the National Independent Automobile Dealers Association.  Mr. Smith also served as President of the Florida Automobile Dealers’ Association in 1994.

Mr. Manpreet Singh began his career after he earned a BS in Accounting from Arizona State University, W.P. Carey School of Business. Upon his graduation from Arizona State, He worked in the mining and metals industry for several years, which is where he gained valuable experience and knowledge in the fields of public company accounting and SEC reporting.  His experiences also include holding the key position of Financial Controller in the healthcare and consumer financial world and later moving on to become the leading professional working as the CFO and Principal of Long Island Casino, Inc. Mr. Singh joined the executive team at The Renewable Corporation in May 2012 and has been a valuable member of the team until his resignation in January 2013 in anticipation of this transaction. He brings his ability to apply tenacious improvements and development of new technologies, procedures and policies to maximize on the success of Company.

Mr. Gary D. Alexander, Corporate Secretary, Treasurer, and Director of The Renewable Corporation, has more than 30 years of experience in the fields of accounting and investments. His knowledge and skills include initiating public and private offerings for small companies, professional accounting services with “go-public” transactions, private placements syndication, mergers, and acquisitions. In addition, Mr. Alexander has extensive experience in forensic and reconstructive accounting and litigation matters. He has appeared with counsel in mediation and/or with a special master representing NASD broker-dealers as an auditor and consultant. He has also led and participated in projects in other fields, including the petroleum industry, internet services, telephone and VoIP industries, medical facilities, and the entertainment and music industry.  Mr. Alexander holds a Bachelor of Business Administration (Accounting) degree from Florida Atlantic University, Boca Raton, Florida. Throughout his career, he has served as a member and chair of numerous charitable organizations to help provide needed services in his local community.

Mr. Michael S. Alexander, Treasurer, of Radiant Creations, began his career as Manager of Treasure Coast Private Equity, with a focus on technology and the development of start-up companies with patented or prototype products. He participated in equity market trading, including small cap, micro cap and options, and assisted with the acquisition and advancement of existing technologies. During his time there he was invited to become a Board Member for Greenwood Gold Mining, a small public company.  In December, 2011, Mr. Alexander became the CEO and President of Technology River Investments. The predecessor to Treasure Coast Private Equity where Mr. Alexander was incremental in the acquisition and management of numerous portfolio investments on behalf of Technology River. Currently, Mr. Alexander serves as the VP of Corporate Finance at The Renewable Corporation (RNWB).  Mr. Alexander is a graduate of the University of North Florida, and holds a Bachelor of Science degree in Business Administration (Finance). He has been an active volunteer with a number of local philanthropic organizations, including The United Way of Martin County in Stuart, Florida.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Neither Mr. Smith, nor Mr. Singh, nor Mr. Gary Alexander nor Mr. Michael Alexander have a family relationship with any of the previous officers or directors of the Company.  Mr. Gary R. Smith directly owns fifty percent, Mr. Gary D. Alexander owns twenty five percent, Mr. Michael S. Alexander owns twenty five percent and Mr. Manpreet Singh has no direct or indirect financial interest in Biodynamic Molecular Technologies, LLC, the majority shareholder of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
99.1	Resignation Letter of Carmen J. Carbona dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2013	NOVA MINING CORPORATION

	By:	/s/ Gary R. Smith
Gary R. Smith
Chairman and hief Executive Officer